UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2015, the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) adopted and approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to update certain provisions of the Bylaws to account for amendments to the General Corporation Law of the State of Delaware and developments in corporate governance practices (the “General Amendment”), with such updates to become effective as of May 5, 2015, the date of the 2015 Annual Meeting (the “2015 Annual Meeting”). In addition, the Board approved an amendment to the Bylaws, which would add a new Section 6.9, to provide that certain specifically enumerated stockholder actions related to the internal affairs of the Company must be brought exclusively in the Court of Chancery of the State of Delaware, unless the Company consents in writing to an alternative forum (the “Exclusive Forum Amendment”), with such updates to become effective as of the 2015 Annual Meeting, provided that the Exclusive Forum Amendment is approved by the Company’s shareholders at the 2015 Annual Meeting. At the 2015 Annual Meeting, the Company’s shareholders approved the Exclusive Forum Amendment and the Company’s Bylaws were amended to include the General Amendment and the Exclusive Forum Amendment.

The foregoing is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Bylaws, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2015, the Company held its 2015 Annual Meeting as described in the definitive proxy statement for the Annual Meeting filed on March 24, 2015. A quorum was present at the meeting as required by the Company’s Amended and Restated Bylaws. The chart below sets forth the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the shareholders:

Proposal 1 – Election of Directors

The following seven directors were elected to the Board of Directors of the Company to serve as directors until the 2016 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ann E. Dunwoody	67,443,410	1,061,421	645,505	7,300,603
Lewis Kramer	56,109,296	12,368,516	672,524	7,300,603
Robert B. Millard	59,648,818	8,804,732	696,786	7,300,603
Vincent Pagano, Jr.	67,077,809	1,411,124	661,403	7,300,603
H. Hugh Shelton	67,533,387	988,287	628,652	7,300,603
Arthur L. Simon	60,637,743	7,819,929	692,664	7,300,603
Michael T. Strianese	66,180,558	2,200,588	769,190	7,300,603

Proposal 2 – Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

Votes For	Votes Against	Votes Abstained
74,554,689	1,464,676	431,574

Proposal 3 – Approve, in a non-binding, advisory vote, the compensation paid to our named executive officers

The shareholders approved in a non-binding, advisory vote, the compensation paid to our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,140,137	5,120,356	889,843	7,300,603

Proposal 4 – Approve an amendment to the Company’s Amended and Restated Bylaws to designate the Delaware Chancery Court as the exclusive forum for certain legal actions

The shareholders approved the management proposal to designate the Delaware Chancery Court as the exclusive forum for certain legal actions.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
42,780,813	25,638,960	730,563	7,300,603

Proposal 5 – Approve a shareholder proposal to allow shareholders to call a special meeting

The shareholders approved the shareholder proposal to allow shareholders to call a special meeting.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,346,423	17,758,904	1,045,009	7,300,603

SECTION 9— FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

3.2	Amended and Restated Bylaws of L-3 Communications Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: May 7, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of L-3 Communications Holdings, Inc.